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Exhibit 4.2

[Specimen Common Stock Certificate]

NUMBER	SHARES
________

CAPSTAR ACQUISITION CORP.
Incorporated Under the Laws of the State of Delaware

COMMON STOCK	CUSIP_________
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that ________________________________ is the registered holder of ________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001
EACH OF THE COMMON STOCK OF

CAPSTAR ACQUISITION CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to liquidate if it is unable to complete a business combination by _______________, 2010, all as more fully described in the Corporation's final prospectus dated _______________, 2008.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:_______________

Corporate Seal

Delaware

CHIEF EXECUTIVE OFFICER	SECRETARY

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT		Custodian
			(Cust)		(Minor)
TEN ENT	tenants by the entireties		Under Uniform Gifts to Minors Act:

(State)
JT TEN	as joint tenants with right of survivorship and not as tenants in common

        Additional abbreviations may also be used though not in the above list.

Capstar Acquisition Corp.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

  For value received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer said stock on the books of the within named Company with full power of substitution in the premises.

Dated____________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signatures(s) Guaranteed:

_____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Corporation's trust account only in the event of a liquidation of the Corporation upon failure to consummate a business combination or if the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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  Exhibit 4.2
[Specimen Common Stock Certificate]
CAPSTAR ACQUISITION CORP. Incorporated Under the Laws of the State of Delaware
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF CAPSTAR ACQUISITION CORP.
Capstar Acquisition Corp.